CODE OF ETHICS
                                   ADOPTED BY
                           U.S. GLOBAL INVESTORS FUNDS

                           EFFECTIVE JANUARY 21, 1998

U.S. Global Investors Funds adopts this Code of Ethics pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), with respect to certain types of personal securities transactions for the purpose of establishing reporting requirements and enforcement procedures with respect to such transactions.

I.   DEFINITIONS

     1.   "Fund" shall mean U.S. Global Investors Funds and all series thereof.

     2. "Access Person" shall have the same meaning as that set forth in Rule 17j-1(e)(1) under the 1940 Act.

     3.   "Adviser" shall mean U.S. Global Investors, Inc.

     4. "Adviser's Code of Ethics" shall mean the Code of Ethics of U.S. Global Investors, Inc. and U.S. Global Brokerage, Inc. with respect to personal security transactions attached as Appendix I hereto.

     5. "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. Application of this definition is explained in more detail in Appendix II hereto.

     6. "Compliance Officer" shall mean the officer of the Adviser or Distributor designated by the Adviser or Distributor to receive reports and take certain actions as provided in the Adviser's Code of Ethics.

     7. A Security is being "considered for purchase or sale" by the Fund when a recommendation that the Fund purchase or sell the Security has been made by a member of the Adviser or any agent thereof.

     8. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Generally it means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

     9.   "Distributor" shall mean U.S. Global Brokerage, Inc.

     10. "Interested Person" shall have the meaning as contained in Section 2(a)(19) of the 1940 Act.

     11. "Independent Trustee" shall mean any trustee of the Fund who is not an Interested Person of the Fund.

     12. "Purchase" or "sale" of a security includes, among other things, the writing of an option to purchase or sell a security.

     13. "Security" shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act (generally, all securities) except that it shall not include securities issued by the Government of the United States or an agency or instrumentality thereof (including all short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the 1940 Act), bankers'

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Code of Ethics
Adopted: January 21, 1998


          acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies.

     14. "Sub-advisor" shall mean any entity that is a party to or enters into an agreement with the Advisor and/or the Fund pursuant to which such entity provides investment advisory services to the Fund.

II.  CODE PROVISIONS APPLICABLE ONLY TO INTERESTED PERSONS OF THE FUND

     1.   Code of Ethics.

          (a) The provisions of the Adviser's Code of Ethics are hereby adopted as the Code of Ethics of the Fund applicable only to officers and trustees of the Fund who are Interested Persons of the Fund, the Adviser or the Distributor. A violation of the Adviser's Code of Ethics by any such Interested Person shall also constitute a violation of this Code of Ethics.

          (b) Any Access Person of the Fund who is also an Access Person of a Sub-adviser shall not be subject to this Code, so long as such Access Person is subject to a code of ethics duly adopted by the relevant Sub-adviser relating to personal securities transactions by such Access Person (each, a "Sub-adviser Code"), provided, that such Sub-adviser Code is reasonably satisfactory in form and substance to the Board of Trustees of the Fund.

     2. Reports. Officers and trustees of the Fund who are Interested Persons of the Adviser or the Distributor shall file the reports required by the Adviser's Code of Ethics. Access Persons of the Fund who are Access Persons of a Sub-adviser shall file the reports required by the relevant Sub- adviser Code and such reports shall be available for review by the Compliance Officer of the Advisor. Such filings shall be deemed to be filings with the Fund under this Code of Ethics, and shall at all times be available to the Fund.

     3. Review. The Compliance Officer of the Adviser or Distributor shall review or supervise the review of the personal securities transactions reported pursuant to Section II.2. As part of that review, each such reported securities transaction shall be compared against completed and contemplated portfolio transactions of the Fund to determine whether a violation of this Code may have occurred. Before making any determination that a violation has been committed by any person, such person shall be given an opportunity to supply additional explanatory material. If the Compliance Officer of the Adviser or Distributor determines that a material violation of this Code has or may have occurred, he shall submit his written determination, together with the transaction report and any additional explanatory material provided by the individual, to the President of the Adviser or Distributor, who shall make an independent determination of whether a material violation has occurred.

     4. Sanctions. If the President of the Adviser or Distributor finds that a material violation has occurred, he shall report the violation and the corrective action taken and any sanctions imposed by the Adviser or Distributor to the trustees of the Fund. If a securities transaction of the President or Compliance Officer of the Adviser or Distributor is under consideration, another senior officer of the Adviser or Distributor shall act in all respects in the manner prescribed herein for the President or Compliance Officer of the Adviser or Distributor.

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Code of Ethics
Adopted: January 21, 1998


III. CODE PROVISIONS APPLICABLE ONLY TO INDEPENDENT TRUSTEES OF THE FUND

     1. Prohibited Purchases and Sales. No Independent Trustee of the Fund shall purchase or sell, directly or indirectly, any Security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his knowledge at the time of such purchase or sale;

          (a)  is being considered for purchase or sale by the Fund; or

          (b)  is being purchased or sold by the Fund.

     2. Exempted Transactions. The prohibitions of Section III.1 of this Code shall not apply to:

          (a) purchases or sales effected in any account over which the Independent Trustee has no direct or indirect influence or control;

          (b) purchases or sales which are non-volitional on the part of the Independent Trustee of the Fund;

          (c) purchases which are part of an automatic dividend reinvestment plan;

          (d) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

          (e) sales of securities held in a margin account to the extent necessary in order to meet margin requirements;

          (f) purchases or sale other than those exempted in (a) through (e) above, (i) which will not cause the Independent Trustee to gain improperly a personal profit as a result of his relationship with the Fund, or (ii) which are only remotely potentially harmful to a Fund because the proposed transaction would be unlikely to affect a highly institutional market, or (iii) which, because of the circumstances of the proposed transaction, are not related economically to the Securities purchased or sold or to be purchased or sold by the Fund, and in each case which are previously approved by the Compliance Officer of the Adviser, which approval shall be confirmed in writing.

     3.   Reporting.

          (a) Whether or not one of the exemptions listed in Section III.2 hereof applies, each Independent Trustee of the Fund shall file with the President of the Fund a written report containing the information described in Section III.3(b) of this Code with respect to each transaction in any Security in which such
               Independent Trustee has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, if such Independent Trustee, at the time he entered into that transaction, knew or, in the ordinary course of fulfilling his official duties as a trustee of the Fund should have known, that during the 15-day period immediately preceding or after the date of that transaction:

               (i) such Security was or is to be purchased or sold by the Fund, or

               (ii) such  Security  was or is being  considered  for purchase or sale by the Fund;

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Code of Ethics
Adopted: January 21, 1998


               provided, however, that such Independent Trustee shall not be required to make a report with respect to any transaction effected for any account over which he does not have any direct or indirect influence or control. Each such report shall be deemed to be filed with the Fund for purposes of this Code, and may contain a statement that the report shall not be construed as an admission by the Independent Trustee that he has any direct or indirect Beneficial Ownership in the Security to which the report relates;

          (b) Such report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

               (i) the date of the transaction, the title of and the number of shares, and the principal amount of each Security involved;

               (ii) the nature of the transaction (i.e.,  purchase,  sale or any other type of acquisition or disposition);

               (iii)the price at which the transaction was effected; and

               (iv) the name of the broker,  dealer or bank with or through whom the transaction was effected.

           Any report  concerning a purchase or sale  prohibited  under  Section
           III.1 hereof with respect to which the Independent Trustee relies upon one of the exemptions provided in Section III.2 shall contain a brief statement of the exemption relied upon and the circumstances of the transaction.

     4. Review. The President of the Fund shall review or supervise the review of the personal securities transactions reported pursuant to Section
          III.3. As part of that review, each such reported securities transaction shall be compared against completed and contemplated portfolio transactions of the Fund to determine whether a violation of this Code may have occurred. If the President of the Fund determines that a violation may have occurred, he shall submit the pertinent information regarding the transaction to counsel for the Fund. Such counsel shall evaluate whether a material violation of this Code has occurred, taking into account all the exemptions provided under
          Section III.2. Before making any determination that a violation has occurred, such counsel shall give the person involved an opportunity to supply additional information regarding the transaction in question and shall consult with counsel for the Independent Trustee whose transaction is in question.

     5. Sanctions. If Fund's counsel determines that a material violation of this Code has occurred, such counsel shall so advise the President of the Fund. The President shall provide a written report of counsel's determination to the Board of Trustees for such further action and sanctions as said Board deems appropriate, which sanctions may in the Board's discretion include removal of the Independent Trustee.

IV.  MISCELLANEOUS PROVISIONS

     1. Amendment or Revision of Adviser's Code of Ethics. Any amendment or revision of the Adviser's Code of Ethics shall be deemed to be an amendment or revision of Section II.1 of this Code, and such amendment or revision shall be promptly furnished to the Independent Trustees of the Fund.

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Code of Ethics
Adopted: January 21, 1998


     2. Records. The Fund shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the 1940 Act and shall be available for examination by representatives of the Securities and Exchange Commission:

          (a) A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

          (b) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

          (c) A copy of each report made by an officer or trustee pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

          (d) A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

     3. Confidentiality. All reports of securities transactions and any other information filed with the Fund or furnished to any person pursuant to this Code shall be treated as confidential, but are subject to review as provided herein and by representatives of the Securities and Exchange Commission.

     4.   Interpretation  of Provisions.  The trustees of the Fund may from time
          to  time  adopt  such   interpretation  of  this  Code  as  they  deem
          appropriate.

     5. Effect of Violation of this Code. In adopting Rule 17j-1, the Commission specifically noted in Investment Company Act Release No. 11421 that a violation of any provision of a particular code of ethics, such as this Code, would not be considered a per se unlawful act prohibited by the general anti-fraud provisions of the Rule. In adopting this Code of Ethics, it is not intended that a violation of this Code is or should be considered to be a violation of Rule 17j-

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Code of Ethics
Adopted: January 21, 1998

                                   APPENDIX I

                  CODE OF ETHICS OF U.S. GLOBAL INVESTORS, INC.
                         AND U.S. GLOBAL BROKERAGE, INC.

                                 CODE OF ETHICS
                                   ADOPTED BY

                           U.S. GLOBAL INVESTORS, INC.
                           U.S. GLOBAL BROKERAGE, INC.

                             Effective June 28, 1989
                          As Amended November 13, 1989
                             As Amended May 17, 1993
                          As Amended February 14, 1994
                           As Amended December 5, 1994
                            As Amended March 1, 1996
                             As Amended May 24, 1996
                             As Amended June 2, 1997
                           As Amended October 29, 1997
                          As Amended December 12, 1997
                           As Amended December 3, 1999

                                TABLE OF CONTENTS

STATEMENT OF GENERAL PRINCIPLES..............................................1

I. DEFINITIONS...............................................................2

II. PROHIBITED PURCHASES AND SALES...........................................4

III. THE ADVISER'S TRANSACTIONS..............................................5

IV. TRADE ALLOCATION PROCEDURES .............................................6

V. INSIDER TRADING PROCEDURES................................................7

VI. PRE-CLEARING PERSONAL SECURITIES TRANSACTIONS............................8

VII. SECURITIES REPORTING REQUIREMENTS.......................................8

VIII. EXEMPTED TRANSACTIONS.................................................11

IX. GIFTS...................................................................11

X. SERVICE AS A DIRECTOR....................................................11

XI. REVIEW..................................................................12

XII. SANCTIONS..............................................................13

XIII. EXEMPTIONS FROM THE CODE..............................................13

XIV. MISCELLANEOUS PROVISIONS...............................................13

APPENDIX A..................................................................15

APPENDIX B .................................................................16

                                 Code of Ethics
                                   Adopted by

                           U.S. Global Investors, Inc.
                           U.S. Global Brokerage, Inc.

                             Effective June 28, 1989
                          As Amended November 13, 1989
                             As Amended May 17, 1993
                          As Amended February 14, 1994
                           As Amended December 5, 1994
                            As Amended March 1, 1996
                             As Amended May 24, 1996
                             As Amended June 2, 1997
                           As Amended October 29, 1997
                          As Amended December 12, 1997
                           As Amended December 3, 1999

                         STATEMENT OF GENERAL PRINCIPLES

As an investment adviser, U.S. Global Investors, Inc. (the "Adviser") and U.S. Global Brokerage, Inc. have a fiduciary duty to all its clients. It is the Adviser's policy that officers, directors, employees and consultants of the Adviser, and the Adviser when trading for its own account (together, "Covered Persons"), conduct themselves so as to avoid not only any conflict of interest with clients, but also to refrain from any conduct that could create an appearance of conflict of interest.

Every officer, director, employee and consultant must read and retain this Code and should consult the Compliance Officer about any question arising under this Code.

This Code is designed to ensure, among other things, that covered persons conduct their personal securities transactions while adhering to the following principles:

     (1) The interest of U.S. Global clients should be placed first and foremost;

     (2) All personal securities transactions should be conducted in a manner consistent with this Code and in such a manner as to avoid any actual, potential or appearance of a conflict of interest or any abuse of a covered person's position of trust and responsibility; and

     (3) Covered persons should not take inappropriate advantage of their positions.

In translating these principles into day-to-day guidance, covered persons should:

        o  be ethical
        o  act professionally
        o  exercise independent judgment
        o  when in doubt, consult compliance personnel or legal counsel

The securities markets and the regulations guiding investment professionals are continually changing. The Adviser will regularly review this Code to determine if any changes are necessary in order to maintain the highest ethical standards and at the same time maximize investment performance of clients' assets entrusted to the Adviser.

For the purposes of Code provisions dealing with Pre-Clearing and Trade Allocation Procedures, the Adviser and Independent Sub-Advisers shall be treated as separate unrelated entities and shall not be required to coordinate their efforts.

I. DEFINITIONS

     (a) "Access Person" means any director, officer, or Advisory Person of the Adviser, and the Adviser itself when it is trading for its own account.

     (b) "Adviser's Code of Ethics" means the Code of Ethics of U.S. Global Investors, Inc. and U.S. Global Brokerage, Inc. as amended from time to time.

     (c)  "Advisory Person" means:

          (1) any employee or consultant of the Adviser (or of any company controlled by the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information about the purchase or sale of a Security by a registered investment company, or whose functions relate to the making of any recommendations about such purchases or sales; and

          (2) any natural person in a control relationship to the Adviser who obtains information about recommendations made to clients about the purchase or sale of a Security.

               Advisory Persons include Access Persons who are not portfolio managers or other investment personnel, such as officers, and legal, compliance, and accounting personnel who in connection with their regular duties obtain information about investment decisions.

     (d) "Beneficial Ownership" is interpreted in the same manner as it would be in determining whether a person is subject to the provisions of
          Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. This definition is explained in more detail in Appendix A.

     (e) "Client" means any person (including an investment company) who has a current advisory agreement with the Adviser. "Client" shall include any partnership or limited liability company of which the Adviser is a general partner or managing member.

     (f) "Compliance Officer" means the officer of the Adviser designated by vote of the Board of Directors of the Adviser to receive reports and take certain actions as provided in this Code of Ethics.

     (g) "Considered for purchase or sale" means a Security is being "considered for purchase or sale" for a Client's account when the Security is discussed at a portfolio manager team meeting and the Security is added to the Recommended List.

     (h)  "Control"   generally  means  the  power  to  exercise  a  controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

     (i) "Covered Persons" means any officer, director, employee or consultant of the Adviser, and the Adviser when trading for its own account.

     (j) "Independent Director" means any director (or trustee) of a registered investment company advised by the Adviser who is not an "Interested Person" of the investment company as defined in section 2(a)(19) of the 1940 Act.

     (k) "Independent Sub-Adviser" is any sub-adviser with which the Adviser has contracted to manage the investment portfolios of one or more clients and which the Adviser's Review Committee has designated as independent. Independence is a question of fact. Factors include, but are not limited to, performance of securities research, analysis, selection, and trading which are conducted independently and separately from the Adviser. The fact that the Adviser or its subsidiaries provides administrative services for a Client advised by a sub-adviser will not by itself prevent the sub-adviser from being independent.

     (l) "Investment Person" means any employee of the Adviser or any investment company advised by the Adviser who in connection with his regular functions or duties makes or participates in making investment decisions for a client; provides information, analysis, or advice to employees who make investment decisions for a Client; or helps such employees execute investment decisions. "Investment Person" also means any natural person who controls the Adviser or any investment company advised by the Adviser who obtains information about recommendations made to clients about the purchase or sale of a Security. Investment Persons include securities analysts and traders.

     (m) "1940 Act" means the Investment Company Act of 1940 as amended from time to time.

     (n) "Liquid Market" is a securities market which is sufficiently large and liquid that neither an Access Person's nor a Client's securities transaction would have a material impact on the price or availability of the Security purchased or sold in that market. The party determining that a securities market is a Liquid Market must reasonably conclude that it highly unlikely that an Access Person's proposed transaction would either harm any Client or be materially benefitted by any subsequent Client transaction. Examples of Liquid Markets include, but are not limited to, Treasury Securities and equity Securities included in the S&P 500 Index.

     (o) "Material" information is "material" with respect to trading in a Security if its disclosure would affect or influence a reasonable investor's decisions to purchase or sell the Security or would reasonably be expected to affect the price of the Security. A partial list of situations that likely would be considered material includes:

          o    Mergers, acquisitions or takeovers

          o    Increases or decreases in dividends

          o Financial forecasts, especially estimates of earnings o Changes in previously disclosed financial information o Proposed issuance of new securities o Significant changes in operations

          o Significant increases or declines in backlog orders or the award of a significant contract o Significant new products to be introduced; significant discoveries of oil and gas, minerals or the like

          o    Extraordinary borrowings

          o    Major litigation

          o    Financial liquidity problems

          o    Significant changes in management

          o    The purchase or sale of substantial assets

          o    Significant changes in capital structure

     (p) "Non-public" information is "non-public" when it has not been filed in publicly-available SEC reports, announced in press releases, carried on leading business wire services or printed in business publications. However, it may be advisable for a person in possession of material, nonpublic information to wait a reasonable period of time after such information has been published before making or recommending a trade in the related Securities. The length of this waiting period depends upon the nature of the information disclosed as well as how quickly and thoroughly the information was disseminated. For example, if the effect of the information or an investment decision is readily understandable, as in the case of an earnings decline, the waiting period may be shorter than if the information must be carefully evaluated before its bearing on an investment decision can be discerned.

     (q) "Purchase" or "sale" of a Security includes, among other things, the writing of an option to purchase or sell a Security.

     (r) "Security" has the same meaning as that set forth in Section 202(a)(18) of the Investment Advisers Act of 1940 (generally, all securities) except that it shall not include securities issued or guaranteed as to principal or interest by the Government of the United States or an agency or instrumentality thereof (including all short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of
          1940), bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies.

     (s) "Review Committee" consists of the Adviser's Chief Executive Officer, Chief Investment Officer (or Assistant Chief Investment Officer) and General Counsel. Should the Review Committee meet to discuss a transaction involving the Adviser's proprietary account or a transaction involving any of the committee members, a director of the Adviser, as nominated by the board of directors, will take the place of that committee member.

II. PROHIBITED PURCHASES AND SALES

     (a) Because of the sensitive fiduciary nature of the work performed by Covered Persons, they may not engage in any practice which would take unfair advantage of the person's relationship with a Client or the Adviser when executing personal securities transactions. Examples of prohibited trading include, but are not limited to, front running, appropriation of an investment opportunity that properly belongs to a Client, buying or selling a Security that has been considered for purchase for a Client in the previous 15 days without notification of this fact on the Request to Pre-Clear, and buying or selling a Security when the Covered Person knows that an Independent Sub-Adviser to a Client is buying or selling that Security for a Client.

     (b) An Advisory Person may not purchase or sell the same (or substantially similar) Security that trades on a Liquid Market for his or her personal account if he or she knows or should have known that the Security had been, or will be, bought or sold for any Client on the same day as the Advisory Person's trade. An Advisory Person may not purchase or sell the same (or substantially similar) Security that does NOT trade on a Liquid Market for his or her personal account within five business days before or after any Client.

     (c) No person that is an "affiliated person," or an affiliated person of an affiliated person, of the investment company as defined in Section 2(a)(3) of the 1940 Act shall enter into any personal securities transaction in which a Client is the counterparty in violation of
          Section 17 of the 1940 Act or Rule 17j-1 of the 1940 Act. A copy of each provision is attached as Appendix B.

     (d) All Covered Persons are prohibited from trading in (either personally, including Securities that such persons are deemed to beneficially own, or on behalf of others) or recommending any Securities at any time that they are in possession of material, nonpublic information about the issuer of those Securities.

          In addition, all Covered Persons must maintain in strict confidence any material, nonpublic information about the issuer of any Securities in accordance with the procedures in Section V of this Code of Ethics.

     (e) All Covered Persons with access to financial data about the Adviser are prohibited from purchasing or selling shares of any class of the Adviser's capital stock from fifteen (15) days before the end of a reporting period until twenty-four (24) hours after the earnings release for the period is published. The Adviser's fiscal year ends June 30; accordingly, the "trading window" is closed from June 15 until twenty-four (24) hours after the annual earnings are released. Similarly, for the fiscal quarters ending September 30, December 31 and March 31, the "trading window" closes on the 15th or 16th of those months. The Adviser's General Counsel may allow written exceptions to this prohibition for good cause. Further, Covered Persons' purchases through the Adviser's 401(k) plan are exempted from this prohibition, provided the purchases are effected on a regular basis (that is, lump sum purchases or exchanges in the 401(k) plan are subject to this prohibition).

          NOTE: Officers, directors and 10 percent shareholders of the Adviser are subject to the short-swing profit restrictions in Section 16(b) of the Securities Exchange Act of 1934. The Adviser is legally required to recover all gains or avoided losses from these persons' purchases and sales of the Adviser's capital stock within a six-month period.

III. THE ADVISER'S TRANSACTIONS

Because of its fiduciary relationship to Clients, when the Adviser executes Securities transactions for its own account, the Adviser may not engage in any practice which would take unfair advantage of its relationship with a Client.

     (a) The Adviser may not purchase a Security (liquid or illiquid) for its own account when a Client owns the same (or substantially similar) Security or when the Adviser is in the process of acquiring that Security for a Client's account. The portfolio manager for the Adviser shall notify at least one member of each portfolio team for each appropriate Client account of the intended purchase and each appropriate Client will be given the opportunity to purchase the Security (in which case the Adviser will not purchase the Security for its own account). Each team declining to purchase the Security will explain in writing its reason(s) for declining to purchase the Security.

          If the Adviser has purchased a Security for its own account, then no team shall direct a Client to purchase the same (or substantially similar) Security without first obtaining permission of the Chief Investment Officer (or his designated agent) or the Assistant Chief Investment Officer (someone other than the person who purchased the Security for the Adviser's account must give permission). Each such purchase shall be accompanied by a memorandum signed by a team member describing material changes in circumstances between the time of the Adviser's purchase and the Client's purchase.

          When the Adviser proposes to sell a Security from its own account, and one or more Client accounts also hold the same Security, the Adviser will notify at least one member of the Client's team before the sale and each Client will be given the opportunity to sell its holdings before the Adviser sells the same Security for its own account. Each team declining to sell the Security shall explain in writing its reason(s) for declining to sell the Security.

     (b) The Adviser may pre-clear its own Securities transactions either through the Compliance Officer (as described in Section VI) or orally through the Trading Desk or appropriate team(s) (each, a "Responsible Party"). Immediately upon pre-clearing a transaction, the Trading Desk or team shall memorialize the clearance by completing the Request to Pre-Clear and giving it to the Compliance Officer.

          When clearing a proposed transaction, the Responsible Party shall make a good faith effort to determine whether the proposed transaction will be executed in a Liquid Market, and if not, whether any Client has a purchase or sell order in the same (or a substantially similar) Security currently pending or is contemplating a purchase or sale of the same (or a substantially similar) Security.

     (c) When the Chief Executive Officer serves on the board of directors of a publicly traded company, the Adviser may not trade for its own account in Securities of that company, except as provided in Section X(c).

IV. TRADE ALLOCATION PROCEDURES

     (a) When more than one Client intends to purchase or sell the same (or substantially similar) Security, then the following Trade Allocation procedures will apply:

          (1) If all requests are executed in their entirety, then each party will be allocated the amount of Securities which it submitted.

          (2) If all requests are not executed in their entirety, then the following Objective Formula will be used to allocate the transaction (subject to minor adjustments for rounding and odd lots) in so far as it is practical:

               Client A = (Dollar Amount Executed/Aggregate Dollar Amount of All Requests Combined) *Dollar Amount Requested by Client A.

               Client B = (Dollar Amount Executed/Aggregate Dollar Amount of All Requests Combined) *Dollar Amount Requested by Client B.

          (3) The actual allocations to each party based upon the objective formula may be modified to reflect market conditions in any manner which can be articulated and is equitable. Relevant factors include, but are not limited to, the Client's investment objectives and restrictions, pattern of investment, the dollar amount of the offering relative to the dollar amount of the account (an investment may be immaterial to a large Client or result in excessive concentration in a small Client), the cost of initial and continuing due diligence and compliance, whether trading problems are created by splitting an order, whether the Security is subject to contractual or statutory minimums or maximums, and whether each requesting party should be allocated a pre-determined minimum percentage of their bid. There shall be no presumption that any Client should receive an allocation simply because the Security in question represents an eligible investment for that Client. The Trading Desk shall negotiate among the affected parties to attempt to assign partial fills to achieve a just and equitable allocation over time.

          (4) A written report of all partial fills involving the above parties, including the initial requests and the final allocation, shall be maintained.

     (b) If the investment opportunity is a private placement with limited availability, then the investment opportunity does not have to be offered to all Clients for which the investment opportunity would be appropriate. The Investment Person discovering the investment opportunity may offer it exclusively to Clients for whom he or she has responsibility. This exception to the general rule that investment opportunities must be shared with all Clients recognizes the difficulty of allocating small private placements. If the available allotment of a private placement is $500,000.00 or less, it is presumed to have limited availability.

V. INSIDER TRADING PROCEDURES

     (a) Covered Persons may at times come into possession of material, nonpublic information about the Adviser, its Clients or other companies with which Adviser has a business relationship (E.G., serving on the board of a company) . These persons must not trade in or recommend any Securities of any company while they are in possession of material, nonpublic information about these Securities. The following procedures have been established to aid Covered Persons in avoiding insider trading, and to aid the Adviser in preventing, detecting and imposing sanctions against insider trading. If an individual believes that certain information in his or her possession is material and nonpublic, or if the individual has questions as to whether the information is material or nonpublic, the individual should take the following steps:

          (1)  Report the matter immediately to the Compliance Officer,

          (2) Do not purchase or sell the Securities on behalf of the individual or others, including investment companies or private accounts the Adviser manages,

          (3) Do not communicate the information inside or outside the Adviser, other than to the Compliance Officer, and

          (4) After the Compliance Officer has reviewed the issue, the individual will be instructed to either continue the prohibitions against trading and communication, or trade and communicate the information.

     (b)  To prevent insider trading, the Compliance Officer should:

          (1) Regularly educate Covered Persons about the Adviser's policies and procedures on insider trading; misuse of material, nonpublic information; securities trading reporting requirements; and related matters.

          (2)  Answer   questions  from  Covered  Persons  about  the  Adviser's
               policies and procedures.

          (3) Resolve issues of whether information received by a Covered Person is material and nonpublic.

          (4) Review on a regular basis and update as necessary the Adviser's policies and procedures.

          (5) When it has been determined that a Covered Person has material nonpublic information,

               (i) Ensure that such information is not disseminated, and

               (ii) If  necessary,  restrict  Covered  Persons  from  trading in
                    Securities to which the information relates, either for their own accounts, for the accounts of Clients or for the Adviser's proprietary trading accounts.

          (6) Designate a restricted access location for the receipt of facsimile transmissions and establish appropriate procedures for controlling the circulation and distribution of facsimile transmissions received by the Adviser.

     (c) To minimize the chance of misuse of material, nonpublic information, all Covered Persons should adhere to the following procedures:

          (1) Material nonpublic information relating to a Client should be limited to those who have a "need to know" the information. Such information should not be discussed even with other employees unless it is necessary to serve the client. Material, nonpublic information generally should not be sent from one department to another department of the Adviser.

          (2)  Files  and  other  documents   containing   material,   nonpublic
               information should be properly secured. This information should not be left in the open or in an unattended office.

          (3)  All  documents  of  a  confidential   nature  should  be  stamped
               "Confidential" on their face.

          (4) All Covered Persons should be extremely careful about discussing nonpublic information relating to the Adviser or its Clients in public areas, such as elevators, reception areas and restaurants.

VI. PRE-CLEARING PERSONAL SECURITIES TRANSACTIONS

Advisory Persons shall pre-clear all personal securities transactions in writing by completing a "Request to Pre- Clear," submitting the form to the Compliance Officer before executing any personal securities transaction, and receiving permission to execute the trade. If granted, the Request to Pre-Clear is good for 24 hours. The Advisory Person, if authorized to execute a personal securities transaction, either must execute the transaction within this time period or complete a new "Request to Pre-Clear" if he or she still wishes to execute the transaction after the 24 hour period has expired.

VII. SECURITIES REPORTING REQUIREMENTS

     (a) For EVERY personal securities transaction, even if defined as an Exempted Transaction under this Code, each Access Person shall:

          (1) instruct the broker-dealer executing any personal securities transaction to send a duplicate confirmation statement of the transaction to the Compliance Officer and file a quarterly affirmation with the Compliance Officer stating that this was done; and

          (2) file with the Compliance Officer a "Securities Transaction Report" for each transaction in any Security in which such Access Person has participated. Each report may contain a statement that the report shall not be construed as an admission by the Access Person that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates.

               A report must be provided no later than 10 days after the end of the CALENDAR QUARTER in which the transaction to which the report relates was effected, and shall contain the following information:

               o the date of the transaction, the title of and the number of shares, and the principal amount of each Security involved;

               o the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               o    the price at which the transaction was effected; and

               o the name of the broker, dealer or bank with or through whom the transaction was effected.

               Access   Persons   are  not   required  to  provide  a  duplicate
               confirmation statement or make a report for any transaction:

          (1) effected for any account over which he or she does not have any direct or indirect influence or control;

          (2)  in shares of registered open-end investment companies; and

          (3) in U.S. Government or agency obligations, bankers' acceptances, commercial paper or bank certificates of deposit.

     (b) Each Access Person must complete an Initial Holdings report within 10 days of becoming an Access Person. The report must include the name of each Security owned and the number of shares and principal amount of each Security owned at the time the person becomes an Access Person. The report also must disclose the name of any broker, dealer, or bank with whom the Access Person maintained an account in which any Securities were held for the Access Person's direct or indirect benefit at the time the person became an Access Person. The report must contain the date on which it is submitted to the Adviser.

     (c) Each Access Person including the Adviser must complete an Annual Holdings report. The report must include the name of each Security owned and the number of shares and principal amount of each Security owned as of a date no more than 30 days before the report is submitted. The report also must disclose the name of any broker, dealer, or bank with whom the Access Person maintained an account in which any Securities were held for the Access Person's direct or indirect benefit. The report must contain the date on which it is submitted to the Adviser. The Annual Holdings Report shall be submitted no later than January 20 of each year.

     (d) An Access Person will be deemed to have participated in, and must report under this Code, any securities transaction participated in by:

          (1) The person's spouse, minor children, or any other relatives sharing the person's household;

          (2) A trust in which the person has a beneficial interest, unless such person has no direct or indirect control over the trust;

          (3)  A trust as to which the person is a trustee;

          (4)  A revocable trust as to which the person is a settlor;

          (5) A corporation of which the person is an officer, director or 10% or greater stockholder, or

          (6) A partnership of which the person is a partner (including most investment clubs) unless the person has no direct or indirect control over the partnership.

          With respect to subparagraph "(5)," officers, directors and employees of the Adviser are not required to report transactions effected for the Adviser's account. These persons shall cause the Adviser to provide the Compliance Officer with duplicate confirmations.

     (e) In addition to the reporting requirements listed above, each officer, director and 10 percent shareholder of the Adviser shall file with the Securities and Exchange Commission an Initial Statement of Beneficial of Ownership of Securities on Form 3 within ten days of becoming an officer, director or 10 percent shareholder of the Adviser. In addition, each officer, director and 10 percent shareholder of the Adviser shall file with the Securities and Exchange Commission a Statement of Changes in Beneficial Ownership on Form 4 within 10 days after the close of any calendar month in which there is a change in the Beneficial Ownership of Securities of the Adviser by such person.

     (f) The Adviser shall prepare and submit to the Boards of Directors of investment company Clients the reports required by Rule 17j-1 under the 1940 Act.

     (g) ANNUALLY, the Compliance Officer shall provide a written report to the Review Committee containing:

          (1) A summary of existing procedures to detect and prevent insider trading.

          (2) Full details of any investigation, either internal or by a regulatory agency, of any suspected insider trading and the results of such investigation,

          (3) An evaluation of the current procedures and any recommendations for improvement, and

          (4) A description of Adviser's continuing efforts to educate all Covered Persons regarding insider trading, including the dates of any educational programs presented since the last report to management.

     (h) All Covered Persons shall annually certify that they have read and understand the Code of Ethics and acknowledge that they are subject to the Code.

     (i) All Covered Persons shall annually certify that they have complied with the requirements of the Code and they have disclosed or reported all personal securities transactions required to be disclosed or reported under the Code.

     (j) All reports of Securities transactions and any other information filed with the Adviser or furnished to any person pursuant to this Code shall be treated as confidential, but are subject to review as provided herein and by representatives of the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent legally required.

VIII. EXEMPTED TRANSACTIONS

Sections II(b), II(d), III, IV and VI of this Code shall not apply to:

     (a) purchases or sales effected in any account over which the Covered Person has no direct or indirect influence or control;

     (b) purchases or sales which are non-volitional on the part of the Covered Person; or

     (c)  purchases which are part of an automatic dividend reinvestment plan.

Sections III, IV and VI of this Code shall not apply to:

     (d) purchases effected upon a Covered Person's exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent these rights were acquired from the issuer; and sales effected upon a Covered Person's tender of Securities to an issuer or other party, to the extent the tender offer is made by the issuer or third party pro rata to all holders of a class of the issuer's Securities.

Sections II(b) and VI of this Code shall not apply to:

     (e) any Securities transaction, or series of related transactions amounting to $25,000 or less in the aggregate, if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $500 million. Any private placement of securities by such an issuer and all IPOs must be pre-cleared.

IX. GIFTS

No Advisory Person shall accept any gift of material value from any person or entity that does business with the Adviser or on behalf of any Client. For purposes of this provision, "material value" shall include but not be limited to gifts amounting in value to more than $100 per person per year. Items of material value shall not include an occasional dinner, ticket to a sporting event or the theater, or comparable entertainment which is not conditioned on doing business with the Adviser or on behalf of any Client and is neither so frequent nor so extensive as to raise any question of propriety.

X. SERVICE AS A DIRECTOR

     (a) No Advisory Person except the Chief Executive Officer shall serve on the board of directors of a publicly traded company ("Public Company") (other than the Adviser, its subsidiaries and affiliates, including investment companies).

          If the Chief Executive Officer intends to serve as a director of a Public Company (or if he serves as a director for a private company that proposes to become public), he shall first notify the boards of directors of the Adviser and of each investment company registered under the 1940 Act for which the Adviser serves as investment adviser. Each Board shall be given an opportunity to ask questions and discuss the Chief Executive Officer's proposed service as a director.

     (b) When the Chief Executive Officer serves on the board of directors of a Public Company, he (trading for his own account) and the Adviser (trading for its own account or on behalf of Clients) are prohibited from trading in the Securities of the Public Company (except during the "Trading Window") for as long as the Chief Executive Officer serves as a director and continuing until the

          Public Company issues a Form 10-K, 10-Q, or otherwise makes a public announcement which discloses any material nonpublic information which the Chief Executive Officer may possess. The Trading Window begins 24 hours after the Public Company issues a Form 10-K, 10-Q, or otherwise makes a public announcement which discloses any material nonpublic information which the Chief Executive Officer may be in possession of and continues for a period of 30 days after publication. If the Public Company has an insider trading policy that is in whole or in part more restrictive than this Code of Ethics, the more restrictive provision shall apply to the Chief Executive Officer or the Adviser.

     (c) The Chief Executive Officer (trading for his own account) and the Adviser (trading for its own account or on behalf of Clients) may trade in the Securities of the Public Company during the "Trading Window" after the Chief Executive Officer notifies the Compliance Department of his intention to trade and the Compliance Department has made a reasonable inquiry to determine that the Chief Executive Officer is not in possession of material inside information.

XI. REVIEW

     (a) The Compliance Officer shall regularly review or supervise the review of the personal securities transactions of Access Persons. The Compliance Officer shall quarterly issue a written report of his or her review to the Review Committee. The review will include:

          (1) Matching all reported personal securities transactions against transactions in the same (or substantially similar) Securities in a Client account within 15 business days before or 5 business days after the date of the Client's transaction;

          (2) A review of all partial fills involving more than one Client to ensure that allocations are made before execution and that partial fills are equitably allocated based upon the Objective Formula; and

          (3) A review of all reported transactions in the Advisor's capital stock to ensure compliance with the blackout period and testing for short-swing profits.

     (b) If the Compliance Officer determines that a violation may have occurred, he or she shall promptly submit the pertinent information about the transaction to the Review Committee, which shall evaluate whether a violation of this Code has occurred and whether the violation was material, taking into account all facts and circumstances. Before determining that a violation has occurred, the Review Committee shall give the person involved an opportunity to supply additional information about the transaction in question. The Review Committee shall consider all relevant factors, including but not limited to:

          (1) whether the investment would have been appropriate for a Client (considerations shall include the Client's investment objectives and restrictions, pattern of investment, whether the Client has sufficient liquid resources at the time, the dollar amount of the offering relative to the dollar amount of the account (an investment may be immaterial to a large Client or result in excessive concentration in a small Client) and, the cost of initial and continuing due diligence and compliance);

          (2) whether or not a Client was harmed or compromised (considerations shall include whether the security was traded on a Liquid Market and the time of the Access Person's (or Adviser's) trade execution relative to the time of the Client's trade execution);

          (3) whether an investment opportunity was available primarily because of investments made by a Client (or the Adviser) or because of a relationship with the Client (or Adviser);

          (4) the relationship which the broker executing the transaction has with the Adviser and the Adviser's Clients (considerations include the dollar volume of transactions which the Adviser directs to the broker);

          (5) whether the investment opportunity was brought to the attention of, and declined by, at least one member of the team of each appropriate Client;

          (6)  whether the transaction was pre-cleared; and

          (7) in the case of the Adviser trading for its own account, whether the person investing for the Adviser's account learned of the investment opportunity independently of work performed by Investment Persons researching investment opportunities for Clients.

XII. SANCTIONS

     (a) If the Review Committee determines that a material violation of this Code has occurred, the Chief Executive Officer shall provide a written report of the Review Committee's determination to the Adviser's Board of Directors for such further action and sanctions as the Board deems appropriate. In the event the violation involves the Chief Executive Officer, the director of the Adviser serving on the Review Committee shall issue the report. The Board may, among other things, censure (orally or in writing), suspend or dismiss the individual. Sanctions also may include the unwinding of personal trades or the suspension of trading privileges.

     (b) Failure to follow pre-clearing procedures may subject the Advisory Person, at the discretion of management, to a penalty of up to $100 per infraction plus any profits on the uncleared transaction.

XIII. EXEMPTIONS FROM THE CODE

The Review Committee may exempt any transaction or class of transactions from this Code if it finds that the exemption is consistent with the intent and purposes of the Investment Advisers Act of 1940 and the 1940 Act. The exemption shall be in writing and signed by each member of the Review Committee. No member of the Review Committee shall participate in any discussion or decision involving a potential exemption from this Code for a transaction in which the member has any direct or indirect beneficial interest.

XIV. MISCELLANEOUS PROVISIONS

     (a) The directors of the Adviser may from time to time amend this Code and adopt interpretations of this Code as they deem appropriate. The Board of Directors/Trustees of any Client which previously has received a copy of this Code immediately shall be provided with a copy of the Code as amended.

     (b) Nothing in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provisions of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by the Adviser, its affiliates or subsidiaries. The policies and procedures described in this Code of Ethics supplement, and do not replace, any other policies and procedures adopted by the Adviser or codes of ethics adopted by affiliated investment companies under Rule 17j-1. Every Covered Person must read and retain this Code and should consult the Compliance Officer about any question arising under this Code.

     (c) In adopting Rule 17j-1, the Securities and Exchange Commission specifically noted in Investment Company Act Release No. 11421 that a violation of any provision of a particular Code of Ethics, such as this Code, would not be considered a per se unlawful act prohibited by the general anti-fraud provisions of Rule 17j-1. Violations of this Code do not necessarily violate Section 17(j) or Rule 17j-1 thereunder.

     (d) This Code shall not be applied retroactively to events or transactions occurring before a change in the laws or regulations or their interpretation governing the Adviser.

                                                                      APPENDIX A

     For purposes of the attached Code of Ethics, "beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities that an officer, director, employee or consultant has or acquires. The term "beneficial ownership" of securities would include not only ownership of securities held by an officer, director, employee or consultant for his own benefit, whether in bearer form or registered in his name or otherwise, but also ownership of securities held for his benefit by others (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators, or trustees (including trusts in which he has only a remainder interest), and securities held for his account by pledgees, securities owned by a partnership in which he is a member if he may exercise a controlling influence over the purchase, sale or voting of such securities, and securities owned by any corporation that he should regard as a personal holding corporation. Correspondingly, this term would exclude securities held by an officer, director, employee or consultant for the benefit of someone else.

     Ordinarily, this term would not include securities held by executors or administrators in estates in which an officer, director, employee or consultant is a legatee or beneficiary unless there is a specific legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent's death.

     Securities held in the name of another should be considered as "beneficially" owned by an officer, director, employee or consultant where such person enjoys "benefits substantially equivalent to ownership". The Securities and Exchange Commission has said that although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent special circumstances such relationship ordinarily results in such person obtaining benefits substantially equivalent to ownership, e.g., application of the income derived from such securities to maintain a common home, to meet expenses that such person otherwise would meet from other sources, or the ability to exercise a controlling influence over the purchase, sale or voting of such securities.

     An officer, director, employee or consultant also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contract, understanding, relationship, agreement, or other arrangement, he obtains therefrom benefits substantially equivalent to those of ownership. Moreover, the fact that the holder is a relative or relative of a spouse and sharing the same home as an officer, director, employee or consultant may in itself indicate that the officer, director, employee or consultant would obtain benefits substantially equivalent to those of ownership from securities held in the name of such relative. Thus, absent countervailing facts, it is expected that securities held by relatives who share the same home as an officer, director, employee or consultant will be treated as being beneficially owned by the officer, director, employee or consultant.

     An officer, director, employee or consultant also is regarded as the beneficial owner of securities held in the name of a spouse, minor children or other person, even though he does not obtain therefrom the aforementioned benefits of ownership, if he can vest or revest title in himself at once or at some future time.

                                                                      APPENDIX B

SEC. 2(A)

(3) "Affiliated person" of another person means (A) any person directly or indirectly owning, controlling, or holding with power to vote, 5 per centum or more of the outstanding voting securities of such other person; (B) any person 5 per centum or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person; (C) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (D) any officer, director, partner, copartner, or employee of such other person;
     (E) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and (F) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

U.S. Global Investors Funds                                          Page 7 of 7
Code of Ethics
Adopted: January 21, 1998

                                   APPENDIX II

For purposes of the attached Code of Ethics, "beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities that an officer, director, employee or consultant has or acquires. The term "beneficial ownership" of securities would include not only ownership of securities held by an officer, director, employee or consultant for his own benefit, whether in bearer form or registered in his name or otherwise, but also ownership of securities held for his benefit by others (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators, or trustees (including trusts in which he has only a remainder interest), and securities held for his account by pledgees, securities owned by a partnership in which he is a member if he may exercise a controlling influence over the purchase, sale or voting of such securities, and securities owned by any corporation that he should regard as a personal holding corporation. Correspondingly, this term would exclude securities held by an officer, director, employee or consultant for the benefit of someone else.

Ordinarily, this term would not include securities held by executors or administrators in estates in which an officer, director, employee or consultant is a legatee or beneficiary unless there is a specific legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent's death.

Securities held in the name of another should be considered as "beneficially" owned by an officer, director, employee or consultant where such person enjoys "benefits substantially equivalent to ownership". The Securities and Exchange Commission has said that although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent special circumstances such relationship ordinarily results in such person obtaining benefits substantially equivalent to ownership, e.g., application of the income derived from such securities to maintain a common home, to meet expenses that such person otherwise would meet from other sources, or the ability to exercise a controlling influence over the purchase, sale or voting of such securities.

An officer, director, employee or consultant also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contract, understanding, relationship, agreement, or other arrangement, he obtains therefrom benefits substantially equivalent to those of ownership. Moreover, the fact that the holder is a relative or relative of a spouse and sharing the same home as an officer, director, employee or consultant may in itself indicate that the officer, director, employee or consultant would obtain benefits substantially equivalent to those of ownership from securities held in the name of such relative. Thus, absent countervailing facts, it is expected that securities held by relatives who share the same home as an officer, director, employee or consultant will be treated as being beneficially owned by the officer, director, employee or consultant.

An officer, director, employee or consultant also is regarded as the beneficial owner of securities held in the name of a spouse, minor children or other person, even though he does not obtain therefrom the aforementioned benefits of ownership, it he can vest or revest title in himself at once or at some future time.